CONSENT OF EXPERT

March 12, 2018

VIA EDGAR

United States Securities and Exchange Commission

Re:	Auryn Resources Inc. (the "Company")
Registration Statement on Form F-10 dated March 12, 2018 (the
"Registration Statement")

I, David Ross, M.Sc., P. Geo, hereby consent to the use of my name in connection with reference to my involvement in the preparation of the following technical report (the "Technical Reports"):

  technical report entitled “Technical Report on the Committee Bay Project, Nunavut Territory, Canada” dated October 23, 2017 with an effective date of May 31, 2017; and

  technical report entitled “Technical Report on the Homestake Ridge Project, Skeena Mining Division, Northwestern British Columbia” dated September 29, 2017 with an effective date of September 1, 2017;

and to references to the Technical Reports, or portions thereof, in the Registration Statement and to the inclusion and incorporation by reference of the information derived from the Technical Reports related to me in the Registration Statement. This consent extends to any amendments to the Registration Statement, including any post-effective amendments.

Yours truly,

/s/ David Ross
David Ross, M.Sc.,P. Geo